Exhibit 1.1
Execution Version
AMENDMENT NO. 2 TO SALES AGREEMENT
May 23, 2024
Cantor Fitzgerald & Co.
110 E 59th Street
New York, NY 10022
ATB Capital Markets USA Inc.
Suite 3530, TD Bank Tower
66 Wellington Street West
Toronto, ON M5K 1A1
Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street NW, Suite 303
Washington, DC 20007
Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, Minnesota 55402
Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Stifel Nicolaus Canada Inc.
161 Bay Street, Suite 3800
Toronto, Ontario M5J 2SI
Virtu Americas LLC
1633 Broadway
New York, NY 10019
Ladies and Gentlemen:
TeraWulf Inc., a Delaware corporation (the “Company”), together with Cantor Fitzgerald & Co. (“Cantor”), Northland Securities, Inc. (“Northland”) and Compass Point Research & Trading, LLC (“Compass Point”; each of Cantor, Northland and Compass Point individually an “Original Agent” and collectively, the “Original Agents”), are parties to that certain Sales Agreement dated April 26, 2022, as amended on August 11, 2023 (the “Original Agreement”). The Company and B. Riley Securities, Inc. (“B. Riley Securities”) mutually agreed to terminate the Original Agreement with respect to B. Riley Securities effective as of May 23, 2024. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and Original Agents desire to amend the Original Agreement as set forth in this Amendment No. 2 thereto (this “Amendment”) as follows:

1.    The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to remove B. Riley Securities and to include ATB Capital Markets USA Inc. (“ATB Capital Markets”), Roth Capital Partners, LLC (“Roth Capital Partners”), Stifel Nicolaus Canada Inc. (“Stifel Canada”) and Virtu Americas LLC (“Virtu” and together with the Original Agents, ATB Capital Markets, and Roth Capital Partners, the “Agents”).
2.    Section 6(a) is hereby amended to replace:
“The Prospectus Supplement will name the Cantor, B. Riley Securities, Northland and Compass Point as the agents in the section entitled ‘Plan of Distribution.’”
With,
“The Prospectus Supplement will name the Cantor, ATB, Capital Markets, Compass Point, Northland, Roth Capital Partners, Stifel Canada and Virtu as the agents in the section entitled ‘Plan of Distribution.’”
3.    Section 7(m) is hereby amended to replace:
“On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents a written opinion and a negative assurance letter of Reed Smith LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents.”
With,
“On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents a written opinion and a negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents.”
4.    Section 14 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:
Cantor Fitzgerald & Co.
110 E 59th Street
New York, NY 10022
Attention:    Capital Markets
Facsimile:    (212) 307-3730
and
Cantor Fitzgerald & Co.
110 E 59th Street

New York, NY 10022
Facsimile:     (212) 829-4708
Attention:     General Counsel
Email: legal-IBD@cantor.com
and:
ATB Capital Markets USA Inc.
Suite 3530, TD Bank Tower
66 Wellington Street West
Toronto, ON M5K 1A1
Attention: Adam Carlson
Telephone: (416) 716-3817
Email: acarlson@atb.com
and:
Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street, NW
Suite 303
Washington, DC 20007
Attention:    Equity Capital Markets
Email:        syndicate@compasspointllc.com
With copies to:
Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street, NW
Suite 303
Washington, DC 20007
Attention:     Chief Operating Officer
Email:         CNealon@compasspointllc.com
and:
Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, Minnesota 55402
Attention:    Ted Warner
Email:        TWarner@northlandcapitalmarkets.com
and:
Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention:    Managing Director

Email:        atmdesk@roth.com
and:
Stifel Nicolaus Canada Inc.
161 Bay Street, Suite 3800
Toronto, Ontario M5J 2SI
Attention:     ECM Desk
Email: ECMCanada@stifel.com
and:
Virtu Americas LLC
1633 Broadway
New York, NY 10019
Attention:    Virtu Capital Markets
Email:        ATM@virtu.com
with a copy to:
Duane Morris LLP
1540 Broadway
New York, NY 10036
Attention:     James T. Seery
Telephone:     (973) 424-2088
Email:     jtseery@duanemorris.com
and if to the Company, shall be delivered to:
9 Federal Street
Easton, Maryland 21601
Attention:     Stefanie Fleischmann, Chief Legal Officer
Telephone:     (410) 770-9500
Email:        fleischmann@terawulf.com
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: David Huntington
Telephone: (212) 373-3124
Email: dhuntington@paulweiss.com
Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.
An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party immediately above or as subsequently updated by the applicable party in writing. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.”
5.    Schedule 3 is updated to remove:
“B. Riley Securities

Patrice McNicoll	pmcnicoll@brileyfin.com

Keith Pompliano	kpompliano@brileyfin.com

Scott Ammaturo	sammaturo@brileyfin.com
with a copy to atmdesk@brileyfin.com”
6.    Schedule 3 is updated to add:
“ATB Capital Markets

Adam Carlson, Managing Director, Investment Banking	acarlson@atb.com

Jay Lewis, Head of Equity Capital Markets	jlewis2@atb.com

Ezra Chang, Director, Investment Banking	echang@atb.com

Gail O’Connor, Operations Manager	goconnor@atb.com
Roth Capital Partners

Kamal Masud, MD Investment Banking	kmasud@roth.com

Nazan Akdeniz, COO & MD Equity Capital Markets	nakdeniz@roth.com

Lou Ellis, MD Equity Capital Markets	lellis@roth.com

Stifel Canada

Ruben Sahakyan	rubens@stifel.com

Greg Mumford	gmumford@stifel.com
with copies to ECMCanada@stifel.com
Virtu

Jeff Lumby	JLumby@virtu.com

Joshua R. Feldman	JFeldman@virtu.com

Conor Lumby	CLumby@virtu.com
With copies to: ATM@virtu.com”
7.    All references to the individual Original Agents set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are updated to remove B. Riley Securities, Inc. and to include ATB Capital Markets USA Inc., Roth Capital Partners, LLC, Stifel Nicolaus Canada Inc. and Virtu Americas LLC.
8.    All references to “April 26, 2022 (as amended by Amendment No. 1, dated August 11, 2023)” set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are revised to read “April 26, 2022 (as amended by Amendment No. 1, dated August 11, 2023 and Amendment No. 2 dated May 23, 2024)”.
9.    Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.
10.    From and after the date hereof, ATB Capital Markets, Roth Capital Partners, Stifel Canada and Virtu shall each be considered to be an Agent under the Original Agreement, as amended hereby, and each of ATB Capital Markets, Roth Capital Partners, Stifel Canada and Virtu agrees to be bound by the terms of the Original Agreement, as amended hereby.
11.    This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.
12.    EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
13.    THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
14.    Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.
15.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company and the Agents.
Very truly yours,

CANTOR FITZGERALD & CO.

By:	/s/ Sameer Vasudev
Name: Sameer Vasudev
Title: Managing Director
[Signature Page to Amendment No. 2 to Sales Agreement]

ATB CAPITAL MARKETS USA INC.

By:	/s/ Adam Carlson
Name: Adam Carlson
Title: Managing Director, Investment Banking
[Signature Page to Amendment No. 2 to Sales Agreement]

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Name: Christopher Nealon
Title: President & Chief Operating Officer
[Signature Page to Amendment No. 2 to Sales Agreement]

NORTHLAND SECURITIES, INC.

By:	/s/ Ted G. Warner
Name: Ted G. Warner
Title: Head of Energy & Power Investment Banking
[Signature Page to Amendment No. 2 to Sales Agreement]

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: President & Head of Investment Banking
[Signature Page to Amendment No. 2 to Sales Agreement]

STIFEL NICOLAUS CANADA INC.

By:	/s/ Ruben Sahakyan
Name: Ruben Sahakyan
Title: Director, Investment Banking
[Signature Page to Amendment No. 2 to Sales Agreement]

VIRTU AMERICAS LLC

By:	/s/ Joshua R. Feldman
Name: Joshua R. Feldman
Title: Managing Director
[Signature Page to Amendment No. 2 to Sales Agreement]

ACCEPTED as of the date
first-above written:

TERAWULF INC.

By:	/s/ Patrick Fleury
Name: Patrik Fleury
Title: Chief Financial Officer
[Signature Page to Amendment No. 2 to Sales Agreement]